POWER OF ATTORNEY

Known by all these present, that the undersigned hereby constitutes and appoints Sherry Diaz, Faramarz Romer and David Sigmon my true and lawful attorneys-in-fact (each an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”), each, individually or jointly, to have full power and authority to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

1.To execute and file for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of Greenlight Capital Re, Ltd. or any of its subsidiaries (collectively, the “Company”), reports or other filings under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto;
2.To do and perform any and all acts for and on behalf of me that you (in your sole discretion) determine may be necessary or desirable to complete and execute any such reports or other filings, complete and execute any amendments thereto, and timely file the same with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including, without limitation, the filing of a Form ID or any other documents necessary or appropriate to enable such documents to be filed electronically with the SEC; and
3.To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by, or for, me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such Attorney-in-Fact’s discretion.

I hereby grant to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact’s sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with Section 16 of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), or any liability for my failure to comply with such requirements or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act. I further acknowledge that this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

Liability. Each Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such Attorney-in-Fact’s willful misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

Severability. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof; provided that if any provision of this Power of Attorney, as applied to me or to any Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

Governing Law. THIS POWER OF ATTORNEY SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE CAYMAN ISLANDS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, I have executed this Power of Attorney as a deed as of January 4, 2024.
Signature: /s/ Greg Richardson
Name: Greg Richardson

Witness: /s/ Wendy Lennon
Name: Wendy Lennon